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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
    Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported): June 11, 2001

                             NETSPEAK CORPORATION
            (Exact name of registrant as specified in its charter)


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
                Florida                                  0-22521                               65-0627616
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    (State or other jurisdiction of              (Commission File Number)          (IRS Employer Identification No.)
            incorporation)
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            902 Clint Moore Road, Suite 104
                Boca Raton, Florida                              33487
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          (Address of principal executive offices)            (Zip Code)

      Registrant's telephone number, including area code: (561) 998-8700

        (Former name or former address, if changed since last report.)
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Item 5.  Other Events.

         On June 11, 2001, NetSpeak Corporation, a Florida corporation ("NetSpeak"), entered into an Agreement and Plan of Merger (the "Agreement"), with Adir Technologies, Inc., a Delaware corporation ("Adir"), and A Tech Merger Sub, Inc., a Florida corporation and wholly-owned subsidiary of Adir ("Merger Sub"). Pursuant to the Agreement, Adir will acquire all of the issued and outstanding capital stock of NetSpeak through the merger (the "Merger") of Merger Sub with and into NetSpeak. Each outstanding share of NetSpeak common stock will be converted into the right to receive $3.10 per share, subject to adjustment to not less than $3.00 per share (the "Merger Price"). Under the terms of the Agreement, each currently outstanding NetSpeak stock option with an exercise price less than the Merger Price will be converted into the right to receive the Merger Price, less the exercise price of the stock option.

         The Merger, which is expected to close in the third quarter of 2001, is subject to shareholder approval by NetSpeak, NetSpeak's maintenance of certain minimum cash balances, and customary closing conditions.

         The foregoing summary is qualified in its entirety by reference to the Agreement, which is filed as an exhibit hereto and incorporated by reference.

Item 7(c).  Exhibits.

         The following exhibits are filed herewith:

                  2.1 Agreement and Plan of Merger, dated as of June 11, 2001, by and among NetSpeak Corporation, Adir Technologies, Inc. and A Tech Merger Sub, Inc.

                  99.1     Press release, dated June 12, 2001.
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                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

                                          NETSPEAK CORPORATION



Dated:  June 12, 2001.                    By:  /s/ John W. Staten
                                               --------------------------------
                                               Name:    John W. Staten
                                               Title:   Chief Financial Officer
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                                 EXHIBIT INDEX

      2.1 Agreement and Plan of Merger, dated as of June 11, 2001, by and among NetSpeak Corporation, Adir Technologies, Inc. and A Tech Merger, Inc.

      99.1     Press release, dated June 12, 2001.